Exhibit 99.1

For Immediate Release

DIGITAL ALLY, INC. ANNOUNCES 2012
OPERATING RESULTS

GROSS PROFIT MARGIN IMPROVES TO 54% VERSUS 45% IN
PREVIOUS YEAR

LENEXA, Kansas (March 26, 2013) – Digital Ally, Inc. (Nasdaq: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial applications, today announced its operating results for the year and quarter ended December 31, 2012.  An investor conference call is scheduled for 11:15 a.m. EDT tomorrow, March 27, 2013 (see details below).

FY2012 Highlights:

●	FY2012 revenue totaled $17.6 million, compared with $19.6 million in the previous year.
●	Gross profit margin improved to 54% of revenue in FY2012 vs. 45% in FY2011.
●	Total SG&A expenses declined 10% in the most recent year when compared with the previous year.
●
The Company incurred certain non-recurring expenses during the fourth quarter of 2012, including costs related to the consolidation of its operations into a new facility and expenses related to the discontinuation of certain early version digital video mirror systems.

●	The Company recorded a net loss of approximately ($2.0 million) in FY2012, which represented a 50% improvement relative to a FY2011 net loss of approximately ($4.0 million).
New products introduced since the third quarter of FY2010 generated 13% of product sales in FY2012 vs. 8% of total sales in FY2011.
●	International revenue decreased to approximately $1.0 million in FY2012 (6% of total revenue), compared with approximately $2.0 million (10% of total revenue) in the previous year.
●
During FY2012, the Company began to realize meaningful benefits from the reorganization of (1) its manufacturing operations to more effectively outsource component parts production and (2) its law enforcement sales force.

●	The Company ended FY2012 with available unrestricted cash of $703,000 and restricted cash of $662,000 on its balance sheet.
The Company implemented a reverse stock split in the third quarter of FY2012 in order to remain listed on Nasdaq.

“The year ended December 31, 2012 was marked by tremendous progress in terms of improving our Company’s production efficiencies and reducing the level of revenue required for profitability,” stated Stanton E. Ross, Chief Executive Officer of Digital Ally, Inc.  “Our ability to achieve these goals was particularly impressive in light of a challenging economic environment, which has negatively impacted state, county and municipal government budgets that fund the law enforcement agencies that represent our primary customer base.  Gross profit margins improved significantly, from 45% in 2011 to 54% in 2012, as we realized benefits from improved outsourcing of components and other supplier cost reduction initiatives.  We also reduced our corporate and manufacturing overhead substantially and reorganized our law enforcement products sales force in a manner that more effectively ties the compensation of our sales personnel to relevant performance metrics.  The overall benefit from these actions was evident in a 50% reduction in our net loss for 2012 on revenue that was 10% lower than 2011 levels.”

“We believe Digital Ally is well-positioned to leverage its more cost-effective infrastructure and outsourcing capabilities into a restoration of profitability with even modest growth in revenue.  The new products that we have introduced during the past 30 months are gaining acceptance in the marketplace, and such products accounted for 13% of our sales in 2012, compared with 8% in the previous year.  Our sales initiatives outside the law enforcement industry are also beginning to bear fruit, as illustrated by our recent receipt of an order from the largest near-airport parking company in the United States to complete the deployment of 344 DVM-250Plus commercial event recorders.  Our goal is to make further inroads with commercial customers in a number of industries during the current year.”

“We believe our reorganized sales force can take full advantage of a recovery in demand for domestic law enforcement equipment and opportunities to penetrate the commercial market with new products.  We have also reorganized our international sales force after several years of underperformance, with very positive initial results, and we believe our new international sales structure should allow revenue from foreign customers to improve,” concluded Ross.

For the twelve months ended December 31, 2012, the Company’s revenue declined 10% to approximately $17.6 million, compared with revenue of approximately $19.6 million in FY2011.  However, gross profit improved 8% to $9,481,987 (54% of revenue) in FY2012, versus $8,771,930 (45% of revenue) in FY2011. The improvement in gross profit margin was primarily due to lower component costs resulting from the Company’s supplier cost reduction initiative. Better outsourcing, including from foreign sources, allowed the Company to lower component costs for products sold.  Furthermore, the Company continued to reduce production costs through operating efficiencies and a significant reduction in manufacturing overhead costs.  The Company's goal is to continue to improve gross margins in FY2013 through the supply chain initiative, reduced manufacturing overhead, increased sales volumes and an improved product mix, the benefits of which may be partially offset by increased price competition in the in-car video system market.

Selling, General and Administrative (“SG&A”) expenses decreased 10% in the year ended December 31, 2012, to $11,168,505, compared with $12,396,731 in the previous year.  If net litigation charges of $313,950 are excluded from FY2012 results, SG&A expenses declined 12% in FY2012 versus FY2011.  The improvement in SG&A expenses resulted from the success of the Company’s cost containment and reduction initiative, which was evident in lower research and development costs; stock-based compensation expense; professional fees; and executive, sales and administrative staff payroll expense, partially offset by higher selling, advertising and promotional expense and the abovementioned net charges related to the settlement of lawsuits.  The Company is appealing certain court rulings against it in the lawsuit with Z3 Technologies.  If the appeal is successful, the Company could recoup some of the litigation costs that penalized its operating results in FY2012.

The Company reported an operating loss of ($1,686,518) in FY2012.  This represented a 53% improvement when compared with an operating loss of ($3,624,801) in FY2011.

Interest income declined to $10,088 and the Company incurred $294,559 of interest expense on borrowings in the year ended December 31, 2012.  Interest income and interest expense totaled $16,108 and $224,460, respectively, in the year ended December 31, 2011.  The Company also recognized a loss on the extinguishment of debt totaling $131,093 in FY2011.  No such loss was recorded in FY2012.

The Company reported a 50% reduction in net loss, which totaled ($1,970,989) in FY2012 on both a pretax and after-tax basis, compared with a pretax and after-tax net loss of ($3,962,246) in FY2011.  No income tax provision or benefit was recorded for either FY2012 or FY2011.  The Company expects to continue to maintain a full valuation allowance on its deferred tax assets, including net operating loss carry forwards, until it determines that it can sustain a level of profitability that demonstrates its ability to realize such assets.

The Company reported a net loss of ($0.97) per share for the year ended December 31, 2012, compared with a net loss of ($1.96) per share in the year ended December 31, 2011. The weighted average number of shares outstanding totaled 2,029,109 in FY2012, compared with 2,018,979 shares in FY2011.   All per share figures and the number of shares outstanding have been adjusted to reflect a 1-for-8 reverse stock split that was effective August 24, 2012.

On a non-GAAP basis, the Company reported an adjusted net loss (before income taxes, depreciation, amortization, interest expense, net litigation settlement charges, stock-based compensation, and loss on extinguishment of debt), a non-GAAP financial measure, of ($168,963), or ($0.08) per share, in FY2012, which represented a 90% reduction in adjusted net loss when compared with ($1,707,358), or ($0.85) per share, in the year ended December 31, 2011.  (Non-GAAP adjusted net income is described in greater detail in a table at the end of this press release).

For the three months ended December 31, 2012, revenue improved 8% to approximately $4.6 million, compared with revenue of approximately $4.3 million in the fourth quarter of FY2011.

Gross profit increased 30% to $2,392,397 (52% of revenue) in the final quarter of FY2012, compared with $1,841,104 (43% of revenue) in the three months ended December 31, 2011.

The Company was able to reduce Selling, General and Administrative (“SG&A”) expenses by 11% to $2,807,221 in the fourth quarter of FY2012, versus $3,143,348 in the prior-year period. The improvement in SG&A expenses resulted from lower stock-based compensation and a 24% reduction in general and administrative expenses, partially offset by higher research and development costs, a modest increase in selling, advertising and promotional expenses, and additional litigation expense.

The Company’s reduced its operating loss 68% to ($414,824) in the fourth quarter of FY2012, when compared with an operating loss of ($1,302,244) in the corresponding period of the previous year.

Interest income declined to $3,062 in the most recent quarter, versus $3,644 in the year-earlier quarter.  Interest expense decreased to $75,337 in the three months ended December 31, 2012, compared with $87,443 in the fourth quarter of FY2011.  The Company recorded a $131,093 non-cash loss related to the extinguishment of debt in the fourth quarter of FY2011.  No such charge was incurred in the fourth quarter of FY2012.

The Company reported a 68% reduction in net loss, which totaled ($487,099) in the quarter ended December 31, 2012, on both a pretax and after-tax basis, compared with a pretax and after-tax net loss of  ($1,517,136) in the fourth quarter of FY2011.  No income tax provision or benefit was recorded in the fourth quarters of either FY2012 or FY2011.  The Company expects to continue to maintain a full valuation allowance on its deferred tax assets, including net operating loss carry forwards, until it determines that it can sustain a level of profitability that demonstrates its ability to realize such assets.

The Company reported a net loss of ($0.24) per share for the quarter ended December 31, 2012, compared with a net loss of ($0.75) per share in the quarter ended December 31, 2011. The weighted average number of shares outstanding totaled 2,035,564 in the fourth quarter of FY2012, compared with 2,019,259 shares in the FY2011 period.   All per-share figures and the number of shares outstanding have been adjusted to reflect a 1-for-8 reverse stock split that was effective August 24, 2012.

On a non-GAAP basis, the Company reported an adjusted net loss (before income taxes, depreciation, amortization, interest expense, net litigation settlement charges, stock-based compensation, and loss on extinguishment of debt), a non-GAAP financial measure, of ($97,317), or ($0.05) per share, in the fourth quarter of FY2012, representing an 88% reduction in adjusted net loss when compared with ($793,618), or ($0.39) per share, in the quarter ended December 31, 2011.  (Non-GAAP adjusted net income is described in greater detail in a table at the end of this press release).

Non-GAAP Financial Measures

Digital Ally, Inc. has provided financial information in this release that has not been prepared in accordance with GAAP. This information includes non-GAAP adjusted net income (loss). Digital Ally uses such non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Digital Ally’s ongoing operational performance. Digital Ally believes that the use of these non-GAAP financial measures provides an additional tool for investors to evaluate ongoing operating results and trends and in comparing its financial measures with other companies in Digital Ally’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude certain non-cash expenses/income including: (1) income tax expense/benefit, (2) depreciation and amortization expense, (3) interest expense, (4) litigation charges (credits) and related expenses, and (5) share-based compensation expense.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Conference Call

The Company will host an investor conference call at 11:15 a.m. Eastern Daylight Time (EDT) tomorrow, March 27, 2013, to discuss its 2012 operating results, along with other topics of interest.  Shareholders and other interested parties may participate in the conference call by dialing 877-374-8416 (international/local participants dial 412-317-6716) and asking to be connected to the “Digital Ally Conference Call” a few minutes before 11:15 a.m. Eastern Time on March 27, 2013.

A replay of the conference call will be available one hour after the completion of the conference call from March 27, 2013 until 9:00 a.m. on May 28, 2013 by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID# 10026631.

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial applications.  The Company’s primary focus is digital video imaging and storage.  For additional information, visit www.digitalallyinc.com

The Company is headquartered in Lenexa, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.  These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management.  Therefore, actual results could differ materially from the forward-looking statements contained in this press release.  A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: whether the Company will be able to improve its revenues and operating results in 2013 given the current economic environment; whether it will be able to achieve improved production and other efficiencies to continue to increase its gross and operating margins; whether the federal economic stimulus funding for law enforcement agencies will have a positive impact on the Company’s revenue; the Company’s ability to deliver its new product offerings as scheduled, including its ability to obtain the required components and products on a timely basis, and have them perform as planned; its ability to maintain or expand its share of the markets in which it competes, including those outside the law enforcement industry; whether there will be a commercial market, domestically and internationally, for one or more of its new products; whether the Company's new products, including the  DVM-250 Video Event Recorder, will continue to generate an increasing portion of its total sales; whether its reorganized domestic and international sales force will result in a rebound in revenues in and outside of the U.S.;  whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters.  These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures.  The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements.  The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking.  The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.  Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com

(Financial Highlights Follow)

DIGITAL ALLY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2012 AND DECEMBER 31, 2011
(Unaudited)

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$703,172	$2,270,393
Accounts receivable-trade, less allowance for doubtful accounts of $70,193 – 2012 and $125,000 – 2011	2,956,654	2,853,049
Accounts receivable-other	71,148	104,318
Inventories	7,294,721	6,683,289
Prepaid expenses	258,642	302,318

Total current assets	11,284,337	12,213,367

Furniture, fixtures and equipment	4,392,880	4,073,713
Less accumulated depreciation and amortization	3,454,087	3,212,827

	938,793	860,886

Restricted cash	662,500	—
Intangible assets, net	217,660	226,802
Other assets	241,446	97,854

Total assets	$13,344,736	$13,398,909

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,520,207	$847,036
Accrued expenses	793,524	833,260
Capital lease obligation –current	66,087	—
Income taxes payable	6,717	21,046
Customer deposits	1,878	31,899

Total current liabilities	2,388,413	1,733,241

Long-term liabilities: Subordinated notes payable-long-term, net of discount $96,378 and $142,711	2,403,622	2,357,289
Litigation accrual –long term	530,000	—
Capital lease obligation –long term	120,988	—

Total long term liabilities	3,054,610	2,357,289

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 9,375,000 shares authorized; shares issued: 2,099,082 – 2012 and 2,082,832 – 2011	2,099	2,083
Additional paid in capital	23,304,401	22,740,094
Treasury stock, at cost (shares: 63,518 – 2012 and 63,518 - 2011)	(2,157,226)	(2,157,226)
Accumulated deficit	(13,247,561)	(11,276,572)

Total stockholders’ equity	7,901,713	9,308,379

Total liabilities and stockholders’ equity	$13,344,736	$13,398,909

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S ANNUAL REPORT ON
FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012 FILED WITH THE SEC)

DIGITAL ALLY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS AND YEARS ENDED
DECEMBER 31, 2012 AND 2011
 (Unaudited)

	Three months ended December 31,			Twelve months ended December 31,
	2012		2011	2012	2011

Product revenue		$4,353,427	$4,041,017	$16,691,136	$18,858,656
Other revenue		284,660	245,297	926,972	718,497

Total revenue		4,638,087	4,286,314	17,618,108	19,577,153
Cost of revenue		2,245,690	2,445,210	8,136,121	10,805,223

Gross profit		2,392,397	1,841,104	9,481,987	8,771,930
Selling, general and administrative expenses:
Research and development expense		723,858	634,685	2,528,790	2,773,962
Selling, advertising and promotional expense		597,289	587,240	2,587,427	2,232,831
Stock-based compensation expense		139,996	203,163	521,427	839,232
Litigation charges (credits) and related expenses		24,933	—	313,950	—
General and administrative expense		1,321,145	1,718,260	5,216,911	6,550,706

Total selling, general and administrative expenses		2,807,221	3,143,348	11,168,505	12,396,731

Operating loss ))		(414,824)	(1,302,244)	(1,686,518)	(3,624,801)

Interest income		3,062	3,644	10,088	16,108
Interest expense		(75,337)	(87,443)	(294,559)	(224,460)
Loss on extinguishment of debt		—	(131,093)	—	(131,093)

Loss before income tax benefit		(487,099)	(1,517,136)	(1,970,989)	(3,962,246)
Income tax benefit		—	—	—	—

Net loss		$(487,099)	$(1,517,136)	$(1,970,989)	$(3,962,246)

Net loss per share information:
Basic	$	(0.24)	$(0.75)	$(0.97)	$(1.96)
Diluted	$	(0.24)	$(0.75)	$(0.97)	$(1.96)

Weighted average shares outstanding:
Basic		2,035,564	2,019,259	2,029,109	2,018,979
Diluted		2,035,564	2,019,259	2,029,109	2,018,979

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S ANNUAL REPORT ON
FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012 FILED WITH THE SEC)

DIGITAL ALLY, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED NET INCOME (LOSS)
FOR THE THREE MONTHS AND YEARS ENDED
DECEMBER 31, 2012 AND 2011
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Net loss	$(487,099)	$(1,517,136)	$(1,970,989)	$(3,962,246)
Non-GAAP adjustments:
Stock-based compensation	139,996	203,163	521,427	839,232
Depreciation and amortization	149,516	301,819	672,090	1,062,103
Litigation (charges) credits and related expenses	24,933	—	313,950	—
Interest expense	75,337	87,443	294,559	222,460
Loss on extinguishment of debt	—	131,093	—	131,093

Non-GAAP adjustments, net	389,782	723,518	1,802,026	2,254,888

Non-GAAP adjusted net loss	$(97,317)	$(793,618)	$(168,963)	$(1,707,358)

Non-GAAP adjusted net loss per share information:
Basic	$(0.05)	$(0.39)	$(0.08)	$(0.85)
Diluted	$(0.05)	$(0.39)	$(0.08)	$(0.85)

Weighted average shares outstanding:
Basic	2,035,564	2,019,259	2,029,109	2,018,979
Diluted	2,035,564	2,019,259	2,029,109	2,018,979

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S ANNUAL ON
FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012 FILED WITH THE SEC)

DIGITAL ALLY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(Unaudited)

	2012	2011
Cash Flows From Operating Activities:
Net loss	$(1,970,989)	$(3,962,246)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	672,090	1,062,103
Stock based compensation	521,427	839,232
Provision for inventory obsolescence	(169,852)	(186,396)
Provision for doubtful accounts receivable	(54,807)	15,000
Loss on extinguishment of debt	—	131,093

Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable - trade	(48,798)	1,911,504
Accounts receivable - other	33,170	241,393
Inventories	(441,580)	3,041,829
Prepaid expenses	42,874	39,266
Other assets	(143,592)	(6,721)
Increase (decrease) in:
Accounts payable	673,171	(2,309,997)
Accrued expenses	(39,736)	104,781
Litigation accrual	530,000	—
Income taxes payable	(14,329)	(4,579)
Customer deposits	(30,021)	29,257

Net cash provided by (used in) operating activities	(440,972)	945,519

Cash Flows from Investing Activities:
Purchases of furniture, fixtures and equipment	(389,037)	(120,978)
Additions to intangible assets	(26,556)	(30,123)
Restricted cash for appealed litigation	(662,500)	—

Net cash used in investing activities	(1,078,093)	(151,101)

Cash Flows from Financing Activities:
Proceeds from issuance of subordinated note payable	—	2,309,774
Proceeds from issuance of common stock purchase warrants	—	190,226
Change in line of credit	—	(1,500,000)
Deferred issuance costs for subordinated note payable	—	(147,500)
Payments on capital lease obligation	(48,156)	—

Net cash provided by (used in) financing activities	(48,156)	852,500

Net increase (decrease) in cash and cash equivalents	(1,567,221)	1,646,918
Cash and cash equivalents, beginning of period	2,270,393	623,475

Cash and cash equivalents, end of period	$703,172	$2,270,393

Supplemental disclosures of cash flow information:
Cash payments for interest	$209,877	$112,036

Cash payments for income taxes	$9,350	$4,416

Supplemental disclosures of non-cash investing and financing activities:
Issuance of common stock purchase warrants for issuance costs of subordinated notes payable	$38,052	$46,500

Issuance of common stock purchase warrants related to consulting agreement	$4,844	$—

Restricted common stock grant	$16	$1

Capital expenditures financed by capital lease obligations	$234,933	$—

 (FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S ANNUAL REPORT ON
FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012 FILED WITH THE SEC)